EXHIBIT 10.13

ONE YEAR INDUSTRIAL/OFFICE LEASE
(WITH MONTH-TO-MONTH EVERGREEN PROVISION)

1. PARTIES:  The parties to this Lease are STEELVEST PROPERTY, LLC, a Texas limited liability company (Landlord) and FRIEDMAN INDUSTRIES, INCORPORATED, a Texas corporation (Tenant).

2. LEASE:  Landlord leases to Tenant the free standing office building shown on the drawing attached hereto as Exhibit A (the Office Building), together with the right to park vehicles in the areas shown on said Exhibit A as the “Parking Area,” and the right of ingress and egress over and across the existing paved area to Homestead Road over and across the land identified as the “Access Easement” on said Exhibit A, said Office Building, Parking Area and Access Easement being located on and out of the larger tract of land described on Exhibit B attached hereto (the Property). Tenant will limit its use and occupancy of the Property to the Office Building, the Parking Area and the Access Easement.

3. TERM:  The initial one-year term of this Lease shall commence on the date of this Lease and shall end on the last day of the twelfth (12th) full calendar month that follows, subject to earlier termination by reason of other provisions hereof; and provided, upon expiration of the initial one-year term, this Lease shall continue on a month-to-month basis at the same rental rate (subject to adjustment as provided in Section 4 hereof) and upon the same terms and conditions unless either party elects to terminate this Lease upon written notice to the other party, whereupon this Lease shall terminate on the last day of the month following the month in which such written notice of termination is given.

4. RENTAL:  Tenant shall pay to Landlord as rental $1400.00 per month during the term of this Lease, payable in advance on the first day of each month, beginning on the first day of September, 2006, prorated for any partial month if this Lease shall terminate on any day other than the last day of a calendar month. If this Lease continues on a month-to-month basis after the expiration of the initial one-year term, Landlord may adjust the rent, such adjustment to become effective on and after the first of the second full calendar month following the month in which Tenant receives written notice of such rental adjustment.

5. UTILITIES & PROPERTY TAXES:  Subject to the proviso herein, Tenant shall provide and pay for all utilities used at the Property, including, without limitation, all electric power, gas, water, sewer and waste water discharge, telephone, DSL and/or broadband internet service and trash pickup; provided, however, if Landlord (including any person controlled by, under common control with or controlling Landlord or any other tenant of any such person) occupies any part of the Property, Landlord and Tenant shall each pay for one-half (1/2) of the water and gas used at the Property during Landlord’s occupation thereof, and Landlord and Tenant shall have the electricity separately metered so that electricity used by Tenant in Office Building can be separately invoiced from electricity used for the operation of the rest of the Property, so that each party will pay for the electricity consumed by such party. Each party shall pay one-half (1/2) of the cost of metering. Landlord shall pay all ad valorem taxes assessed against the ’ Property. Tenant shall pay all personal property taxes with respect to all personal property located in the Office Building and owned by Tenant.

6. USE OF PROPERTY:  Tenant may use the Office Building for general office and file storage purposes and for no other purposes. Tenant may not assign this Lease or sublet any part of the Office Building without Landlord’s prior written consent.

7. CONDITION OF OFFICE BUILDING:  Tenant accepts the Office Building “AS IS” and with “ALL FAULTS AND DEFECTS” and in its present condition and state of repair at the commencement of the Lease. Upon termination, Tenant shall surrender the Office Building to Landlord in the condition of the Office Building at the commencement of this Lease, except normal wear and tear.

8. ALTERATIONS:  Tenant may not alter the Office Building or install improvements or fixtures without the prior written consent of Landlord. Any improvements or fixtures placed in the Office Building during the Lease shall become the property of Landlord except as herein provided.

9. SPECIAL PROVISIONS:

Tenant shall subordinate its interest to any mortgage or deed of trust Landlord may place on the Property during the term hereof.

Tenant shall deliver upon request a commercially reasonable subordination and non-disturbance agreement in connection with the placement of any mortgage or deed of trust. Tenant shall also deliver a commercially reasonable estoppel certificate in connection therewith.

This Lease constitutes the sole agreement between the parties succeeding all prior understandings or agreements regarding possession of the Office Building or any other part of the Property.

10. INSPECTIONS:  Landlord may enter at reasonable times and after reasonable notice to inspect the Office Building.

11. LAWS:  Tenant shall comply with all applicable laws, restrictions, ordinances, rules and regulations with respect to the Property.

12. REPAIRS AND MAINTENANCE:  Tenant shall be responsible for ordinary repairs and maintenance of the interior, plumbing, electrical systems and air-conditioning systems in the Office Building. Further Tenant shall promptly repair or cause to be repaired without expense to Landlord any damage to any of the Property caused directly or indirectly by any negligent act or omission of Tenant or any person under Tenant’s control, occurring within the term of this Lease. Except as otherwise provided above, Landlord shall be responsible for the repair and maintenance of the Property, including without limitation, the roof, foundation and exterior and structural walls of the Office Building.

13. INSURANCE:  Landlord shall maintain such property and liability insurance in respect of the Property as Landlord deems to be prudent or as Landlord’s mortgagee (if any) shall require. Landlord and Tenant shall each maintain such insurance on the contents and personal property owned by such party as each party may deem appropriate during the term of this Lease. Tenant shall maintain commercial general liability insurance providing for coverage amounts of no less than $1,000,000 per occurrence and $2,000,000 in the aggregate, and such policies shall name Landlord as additional insured.

14. DEFAULT:  If Tenant fails to perform or observe any provision of this Lease and fails, within ten (10) business days after written notice by Landlord to commence and diligently pursue to remedy such failure, Tenant will be in default.

15. TERMINATION:  This Lease terminates (a) as provided in Section 3 hereof, or (b) at Landlord’s election upon Tenant’s default under this Lease. Tenant shall remove all of Tenant’s personal property and effects and leave the Office Building in a clean condition upon termination of this Lease.

16. HOLDING OVER:  Tenant shall surrender possession of the Office Building upon termination of this Lease. Any possession by Tenant after termination creates a tenancy at sufferance and will not operate to renew or extend this Lease.

17. ATTORNEY’S FEES:  The prevailing party in any legal proceeding brought under or with respect to the transaction described in this Lease is entitled to recover from the non-prevailing party all costs of such proceeding and reasonable attorney’s fees.

18. WAIVERS:  Tenant expressly waives Landlord’s duty to inspect; and Landlord expressly waives any right to a landlord’s lien against the personal property of Tenant as security for the payment of rent or otherwise.

19. SECURITY DEVICES:  The requirements of the Texas Property Code relating to security devices do not apply to this Lease.

20. NOTICES:  All notices under this Lease from one party to the other must be in writing and are effective when delivered or transferred by facsimile machine as follows:

Tenant:	FRIEDMAN INDUSTRIES, INCORPORATED 4001 Homestead Road Houston, Texas 77028-5809 Attn: Ben Harper, CFO Phone: (713) 672-9433 Fax: (713) 672-7043 Email: bharper@friedmanindustries.com
With Copy to Tenant’s Counsel:	Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, TX 77010-3095 Attn: William B. Sing, Esq. Phone: (713) 651-3709 Fax: (713) 651-5246 Email: wsing@fuIbright.com
Landlord::	STEELVEST PROPERTY, LLC c/o Texas Iron and Metal Co. 865 Lockwood Drive Houston, Texas 77020 Attn: Mr. Max Reichenthal Phone: (713) 672-7595 Fax: (713) 672-0653 Email: maxr@texasironandmetal.com
With Copy to Landlord’s Counsel:	Boyar & Miller 4265 San Felipe, Suite 1200 Houston, Texas 77027 Attn: Stephen L. Johnson, Esq. Phone: (713) 850-7766 Fax: (713) 552-1758 Email: sjohnson@boyarmiller.com

Signatures on Next Page

EXECUTED in multiple counterparts as of the 8 day of September, 2006.

LANDLORD:

STEELVEST PROPERTY, LLC

By:	/s/ Max Reichenthal
Name:     Max Reichenthal

Title:	Member

TENANT:

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Ben Harper
Name:     Ben Harper

Title:	SR. VP

Amendment to the One Year Industrial/Office Lease between Steelvest Property, LLC (Landlord) and Friedman Industries, Incorporated (Tenant) dated September 8, 2006.

The term of this lease is hereby amended as follows:

Upon expiration of the initial one-year term, this Lease will continue on a quarter-to-quarter basis, After the initial one-year term of this lease, either the Landlord or Tenant may terminate this Lease upon written notice to the other party whereupon this Lease shall terminate on the last day of the third month following the month in which such written notice of termination is given.

Executed on this 19th day of September, 2007.

LANDLORD

STEELVEST PROPERTY, LLC

Signed	/s/ Max Reichenthal
Max Reichenthal, Member

FRIEDMAN INDUSTRIES, INCORPORATED

Signed	/s/ Ben Harper
Ben Harper, Senior Vice President-Finance